Exhibit 10.1

EIGHTH LOAN MODIFICATION AGREEMENT

This Eighth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 31, 2023, by and among (a) SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank”) and (b) (i) CARECLOUD, INC. (formerly known as MTBC, INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Parent”), (ii) MTBC ACQUISITION, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“MTBC Acquisition”), (iii) CARECLOUD PRACTICE MANAGEMENT, CORP. (formerly known as MTBC PRACTICE MANAGEMENT, CORP.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Management”), (iv) CARECLOUD HEALTH, INC. (formerly known as CARECLOUD CORPORATION), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“CareCloud Health”), (v) MERIDIAN MEDICAL MANAGEMENT, INC. (formerly known as ORIGIN HOLDINGS INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Meridian Medical”), (vi) MEDSR, INC., a Delaware corporation (“medSR”) and (vii) CARECLOUD ACQUISITION, CORP., a Delaware corporation (“CareCloud Acquisition”, and together with Parent, MTBC Acquisition, Management, CareCloud Health, Meridian Medical, and medSR, jointly, severally, individually and collectively, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 13, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 13, 2017, between Borrower and Bank, as amended and affected by a certain Joinder and First Loan Modification Agreement dated as of September 20, 2018, as further amended by a certain Second Loan Modification Agreement dated as of November 15, 2019, as further amended and affected by a certain Joinder and Third Loan Modification Agreement dated as of February 28, 2020, as further amended and affected by a certain Joinder and Fourth Loan Modification Agreement dated as of September 21, 2020, as further amended and affected by a certain Joinder and Fifth Loan Modification Agreement dated as of September 21, 2021, as further amended by a certain Sixth Loan Modification Agreement dated as of January 27, 2022, and as further amended by a certain Seventh Loan Modification Agreement dated as of February 17, 2023 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.7 thereof:

“(a) Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) one and one-half of one percent (1.50%) above the Prime Rate and (ii) six and one-half of one percent (6.50%), which interest shall be payable monthly in accordance with Section 2.7(d) below.”

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and inserting in lieu thereof the following:

“(a) Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) one and one-half of one percent (1.50%) above the Prime Rate and (ii) six and one-half of one percent (6.50%) (provided that, for the period on and after the Eighth LMA Effective Date through and including March 31, 2024, such rate shall be equal to the greater of (i) two percent (2.0%) above the Prime Rate and (ii) seven percent (7.0%)), which interest shall be payable monthly in accordance with Section 2.7(d) below.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(a) thereof:

“Maintain: (i) at all times during the period commencing on the Effective Date through February 27, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0; (ii) at all times on and after February 28, 2020 through February 28, 2023, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25 to 1.0; and (iii) at all times on and after March 1, 2023, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.50 to 1.0.”

and inserting in lieu thereof the following:

“Maintain: (i) at all times during the period commencing on the Effective Date through February 27, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0; (ii) at all times on and after February 28, 2020 through February 28, 2023, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25 to 1.0; (iii) at all times on and after March 1, 2023 through and including the date prior to the Eighth LMA Effective Date, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.50 to 1.0; (iv) at all times on and after the Eighth LMA Effective Date through March 31, 2024, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25 to 1.0; and (v) at all times on and after April 1, 2024, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.50 to 1.0.”

3	The Loan Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section 13.1 thereof:

“   “Eighth LMA Effective Date” is August 31, 2023.”

4. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be fully earned, due and payable as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATES.

(a)	Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “Parent Perfection Certificate”) delivered by Parent to Bank, and acknowledges, confirms and agrees that the disclosures and information Parent provided to Bank in the Parent Perfection Certificate have not changed, as of the date hereof.

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(b)	MTBC Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “MTBC Acquisition Perfection Certificate”) delivered by MTBC Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information MTBC Acquisition provided to Bank in the MTBC Acquisition Perfection Certificate have not changed, as of the date hereof.

(c)	Management hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “Management Perfection Certificate”) delivered by Management to Bank, and acknowledges, confirms and agrees that the disclosures and information Management provided to Bank in the Management Perfection Certificate have not changed, as of the date hereof.

(d)	CareCloud Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “CareCloud Health Perfection Certificate”) delivered by CareCloud Health to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Health provided to Bank in the CareCloud Health Perfection Certificate have not changed, as of the date hereof.

(e)	Meridian Medical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “Meridian Medical Perfection Certificate”) delivered by Meridian Medical to Bank, and acknowledges, confirms and agrees that the disclosures and information Meridian Medical provided to Bank in the Meridian Medical Perfection Certificate have not changed, as of the date hereof.

(f)	medSR hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “medSR Perfection Certificate”) delivered by medSR to Bank, and acknowledges, confirms and agrees that the disclosures and information medSR provided to Bank in the medSR Perfection Certificate have not changed, as of the date hereof.

(g)	CareCloud Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 31, 2023 (the “CareCloud Acquisition Perfection Certificate”) delivered by CareCloud Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Acquisition provided to Bank in the CareCloud Acquisition Perfection Certificate have not changed, as of the date hereof.

Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Parent Perfection Certificate, the MTBC Acquisition Perfection Certificate, the Management Perfection Certificate, the CareCloud Health Perfection Certificate, the Meridian Medical Perfection Certificate, the medSR Perfection Certificate, and the CareCloud Acquisition Perfection Certificate.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above. In the event of a conflict between this Loan Modification Agreement and the Loan Agreement, the terms of this Loan Modification Agreement shall govern.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

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8. RELEASE BY BORROWER.

A.	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1	Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Loan Modification Agreement are contractual and not a mere recital.

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4	This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank. Each party hereto may execute this Loan Modification Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

11. COUNTERPARTS. This Loan Modification Agreement may be executed in any number of counterparts (including by PDF or other electronic transmission, or facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12. GOVERNING LAW. This Loan Modification Agreement shall be governed and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

CARECLOUD, INC.		CARECLOUD PRACTICE MANAGEMENT, CORP.

By	/s/ Lawrence Steenvoorden	By	/s/ Lawrence Steenvoorden
Name:	Lawrence Steenvoorden	Name:	Lawrence Steenvoorden
Title:	CFO	Title:	CFO

MTBC ACQUISITION, CORP.		CARECLOUD HEALTH, INC.

By	/s/ Lawrence Steenvoorden	By	/s/ Lawrence Steenvoorden
Name:	Lawrence Steenvoorden	Name:	Lawrence Steenvoorden
Title:	CFO	Title:	CFO

MERIDIAN MEDICAL MANAGEMENT, INC.		CARECLOUD ACQUISITION, CORP.

By	/s/ Lawrence Steenvoorden	By	/s/ Lawrence Steenvoorden
Name:	Lawrence Steenvoorden	Name:	Lawrence Steenvoorden
Title:	CFO	Title:	CFO

MEDSR, INC.

By	/s/ Lawrence Steenvoorden
Name:	Lawrence Steenvoorden
Title:	CFO

BANK:

FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE

FEDERAL DEPOSIT INSURANCE

CORPORATION AS RECEIVER FOR SILICON

VALLEY BRIDGE BANK, N.A. (AS

SUCCESSOR TO SILICON VALLEY BANK))

By	/s/ Marina Mendes
Name:	Marina Mendes
Title:	Vice President